Exhibit (a)(4)

BLACKROCK PRIVATE CREDIT FUND

THIRD AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST

Dated as of August 29, 2022

TABLE OF CONTENTS

Page

Article I THE TRUST		1
1.1	Name	1
1.2	Definitions	2
Article II TRUSTEES		7
2.1	Number and Qualification	7
2.2	Term and Election	7
2.3	Resignation and Removal	8
2.4	Vacancies	8
2.5	Meetings	9
2.6	Trustee Action by Written Consent	9
2.7	Officers	9
2.8	Sole Discretion; Good Faith; Corporate Opportunities of Adviser	10
Article III POWERS AND DUTIES OF TRUSTEES		10
3.1	General	10
3.2	Investments	11
3.3	Legal Title	11
3.4	Issuance and Repurchase of Shares	11
3.5	Borrow Money or Utilize Leverage	12
3.6	Delegation; Committees	12
3.7	Collection and Payment	12
3.8	Expenses	12
3.9	By-Laws	13
3.10	Miscellaneous Powers	13
3.11	Further Powers	13
Article IV DELAWARE TRUSTEE		13
4.1	Appointment	13
4.2	Concerning the Delaware Trustee	14
4.3	Compensation and Reimbursement of Expenses; Indemnity	16
Article V ADVISORY, MANAGEMENT AND DISTRIBUTION ARRANGEMENTS		16
5.1	Advisory and Management Arrangements	16
5.2	Supervision of Adviser and Administrator	17
5.3	Fiduciary Obligations of Adviser	17
5.4	Experience of Adviser	17
5.5	Termination of Advisory Agreement	17
5.6	Organization and Offering Expenses Limitation	18
5.7	Acquisition Fees	18
5.8	Reimbursement of Adviser	18
5.9	Reimbursement of Administrator	18
5.10	Distribution Arrangements	18

5.11	Parties to Contract	19
Article VI LIMITATIONS OF LIABILITY AND INDEMNIFICATION		19
6.1	No Personal Liability of Shareholders, Trustees, etc.	19
6.2	Indemnification	20
6.3	No Bond Required of Trustees	21
6.4	No Duty of Investigation; No Notice in Trust Instruments, etc.	22
6.5	Trustee’s Good Faith Action, Reliance on Experts, etc.	22
Article VII SHARES OF BENEFICIAL INTEREST		22
7.1	Beneficial Interest	22
7.2	Other Securities	23
7.3	Rights of Shareholders	23
7.4	Exchange and Conversion Privileges	23
7.5	Trust Only	24
7.6	Issuance of Shares	24
7.7	Register of Shares	24
7.8	Transfer Agent and Registrar	24
7.9	Transfer of Shares	24
7.10	Notices	25
Article VIII CUSTODIANS		25
8.1	Appointment and Duties	25
8.2	Central Certificate System	26
Article IX REPURCHASES OF SHARES		26
9.1	Repurchases at the Option of the Trust	26
9.2	Repurchases Pursuant to Written Tender Offers	27
9.3	No Voting of Repurchased Shares	27
9.4	Disclosure of Holdings	28
Article X DETERMINATION OF NET ASSET VALUE NET INCOME AND DISTRIBUTIONS		28
10.1	Net Asset Value	28
10.2	Distributions to Shareholders	28
10.3	Power to Modify Foregoing Procedures	29
Article XI SHAREHOLDERS		29
11.1	Meetings of Shareholders	29
11.2	Voting	30
11.3	Notice of Meeting and Record Date	31
11.4	Quorum and Required Vote	31
11.5	Proxies, etc.	31
11.6	Reports	32
11.7	Inspection of Records	32
11.8	Shareholder Action by Written Consent	33
11.9	Suitability of Shareholders	33
ii

Article XII TERM OF EXISTENCE; TERMINATION OF TRUST; AMENDMENT; MERGERS, ETC.		34
12.1	Duration	34
12.2	Termination	34
12.3	Amendment Procedure	35
12.4	Merger, Consolidation and Sale of Assets	36
12.5	Subsidiaries	37
12.6	Conversion	37
Article XIII INVESTMENT OBJECTIVE AND LIMITATIONS		37
13.1	Investment Objective	37
13.2	Investments, Generally	38
13.3	Investments in Programs	38
13.4	Other Goods or Services	39
13.5	Borrowing Money or Utilizing Leverage	40
Article XIV CONFLICTS OF INTEREST		41
14.1	Sales and Leases to the Trust	41
14.2	Sales and Leases to the Sponsor, Trustees or Affiliates	41
14.3	Loans	41
14.4	Commissions on Financing, Refinancing or Reinvestment	41
14.5	Rebates, Kickbacks and Reciprocal Arrangements	42
14.6	Commingling	42
14.7	Exchanges	42
14.8	Other Transactions	42
14.9	Lending Practices	42
14.10	No Exclusive Agreement	42
Article XV ROLL-UP TRANSACTIONS		43
15.1	Roll-up Transactions	43
Article XVI MISCELLANEOUS		44
16.1	Filing	44
16.2	Governing Law	44
16.3	Derivative Actions	44
16.4	Jurisdiction and Waiver of Jury Trial	45
16.5	Counterparts	46
16.6	Agreement to be Bound	46
16.7	Reliance by Third Parties	46
16.8	Provisions in Conflict with Law or Regulation	46
iii

BLACKROCK PRIVATE CREDIT FUND

THIRD AMENDED AND RESTATED
AGREEMENT AND DECLARATION OF TRUST

THIRD AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST made as of the 29th day of August 2022 by the Trustees hereunder, and by the holders of shares of beneficial interest issued hereunder as hereinafter provided.

WHEREAS, this Trust has been formed to carry on business as set forth more particularly hereinafter;

WHEREAS, this Trust is authorized to issue an unlimited number of its shares of beneficial interest, all in accordance with the provisions hereinafter set forth;

WHEREAS, the Trustees have agreed to manage all property coming into their hands as Trustees of a Delaware statutory trust in accordance with the provisions hereinafter set forth;

WHEREAS, the Trust was formed as a statutory trust under the Delaware Statutory Trust Act under the name “BlackRock Private Credit Fund” upon the adoption of an Agreement and Declaration of Trust, dated as of December 22, 2021, and the filing of the Certificate of Trust filed on December 22, 2021;

WHEREAS, the Trustees previously adopted an Amended and Restated Agreement and Declaration of Trust, dated as of January 19, 2022;

WHEREAS, the Trustees previously adopted a Second Amended and Restated Agreement and Declaration of Trust, dated as of May 18, 2022; and

WHEREAS, the Trustees party hereto desire to amend and restate in its entirety the Second Amended and Restated Agreement and Declaration of Trust and intend that this Declaration shall constitute the governing instrument of the Trust.

NOW, THEREFORE, the Trustees do hereby (i) declare that they will hold all cash, securities and other assets that the Trust now possesses or may hereafter acquire from time to time in any manner and manage and dispose of the same upon the following terms and conditions and (ii) amend and restate the Initial Declaration in its entirety.

Article I

THE TRUST

1.1          Name. This trust shall be known as the “BlackRock Private Credit Fund” and the Trustees shall conduct the business of the Trust under that name or any other name or names as they may from time to time determine.

1.2          Definitions. As used in this Declaration, the following terms shall have the following meanings:

The “1940 Act” refers to the Investment Company Act of 1940 and the rules and regulations promulgated thereunder and exemptions granted therefrom, as amended from time to time. The term “1940 Act” shall be interpreted to allow the Trust to rely on any applicable exemptive, no-action or interpretive relief or other guidance issued by the Commission or its staff.

“Acquisition Expenses” means expenses, including but not limited to legal fees and expenses, travel and communication expenses, costs regarding determination of creditworthiness and due diligence on prospective portfolio holding companies, non-refundable option payments on assets not acquired, accounting fees and expenses, and miscellaneous expenses relating to the purchase or acquisition of assets, whether or not acquired.

“Acquisition Fees” means any and all fees and commissions paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Trust or the Adviser) in connection with the initial purchase or acquisition of assets by the Trust. Included in the computation of such fees or commissions shall be any commission, selection fee, supervision fee, financing fee, non-recurring management fee or any fee of a similar nature, however designated.

“Adviser” means BlackRock Capital Investment Advisors, LLC or an affiliated successor in interest thereto, any Person to whom the Adviser subcontracts substantially all such services pursuant to a sub-advisory agreement and any successor to an Adviser who enters into an advisory agreement with the Trust or who subcontracts with a successor Adviser. If the Adviser no longer serves as the investment adviser to the Trust, the rights of the Adviser in this Declaration of Trust will become the rights of the Trustees.

“Advisory Agreement” means that certain investment advisory agreement between the Trust and the Adviser named therein pursuant to which the Adviser will act as the adviser to the Trust and provide investment advisory, investment management and other specified services to the Trust, including any sub-advisory agreement.

The terms “Assignment”, “Interested Person” and “Principal Underwriter” shall have the meanings given them in the 1940 Act.

“Affiliate” or “Affiliated” means (subject to the limits under the 1940 Act or an exemptive order from the U.S. Securities and Exchange Commission, as each may be applicable) with respect to any specified Person:

(a)          any other Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent (10%) or more of the outstanding voting securities of such specified Person;

(b)          any other Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such specified Person;

(c)           any other Person directly or indirectly controlling, controlled by or under common control with such specified Person;

(d)           any executive officer, director, trustee, partner, copartner or employee of such specified Person;

(e)           any legal entity of which such Person acts as an executive officer, director, trustee or partner; and

(f)            if such specified Person is an investment company, any investment adviser thereof or any member of an advisory board thereof.

“By-Laws” shall mean the By-Laws of the Trust as amended from time to time by the Trustees.

“capital contribution” means the total investment, including the original investment and amounts reinvested pursuant to a distribution reinvestment plan in a program by a participant, or by all participants, as the case may be. Unless otherwise specified, capital contributions shall be deemed to include principal amounts to be received on account of deferred payments.

“cash available for distribution” means Cash Flow plus cash funds available for distribution from the Trust reserves less amounts set aside for restoration or creation of reserves.

“Cash Flow” means Trust cash funds provided from operations, without deduction for depreciation, but after deducting cash funds used to pay all other expenses, debt payments, capital improvements and replacements. Cash withdrawn from reserves is not Cash Flow.

“class” or “class of Shares” refers to the division of Shares into one or more classes as provided in Section 7.1.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Controlling Person” shall mean (subject to the limits under the 1940 Act or an exemptive order from the SEC, as each may be applicable), all Persons, whatever their titles, who perform functions for the Sponsor similar to those of: (a) chairman or member of the board of directors; (b) executive officers; and (c) those holding ten percent or more equity interest in the Sponsor or a Person having the power to direct or cause the direction of the Sponsor, whether through the ownership of voting securities, by contract, or otherwise.

“Commission” shall mean the Securities and Exchange Commission.

“Declaration” shall mean this Third Amended and Restated Agreement and Declaration of Trust, as amended, supplemented or amended and restated from time to time.

“Delaware General Corporation Law” means the Delaware General Corporation Law, 8 Del. C. 100, et. seq., as amended from time to time.

“Delaware Statutory Trust Act” or “DSTA” shall mean the provisions of the Delaware Statutory Trust Act, 12 Del. C. 3801, et. seq., as such Act may be amended from time to time.

“Delaware Trustee” has the meaning ascribed to it in Article IV hereof and includes any successor Delaware Trustees appointed in accordance with Section 4.3, but any reference to “Trustee,” “Trustees,” “Board of Trustees” or “Board” in this Declaration of Trust and the Bylaws of the Trust shall not be deemed to include or refer to the Delaware Trustee.

“Front End Fees” means fees and expenses paid by any party for any services rendered to organize the Trust and to acquire assets for the Trust, including Organization and Offering Expenses, Acquisition Fees, Acquisition Expenses, and any other similar fees, however designated by the Board.

“Fundamental Policies” shall mean the investment policies and restrictions as set forth from time to time in any Registration Statement of the Trust filed with the Commission and designated as fundamental policies therein, as they may be amended from time to time in accordance with the requirements of the 1940 Act.

“Independent Expert” means a Person with no material current or prior business or personal relationship with the Sponsor, who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Trust, and who is qualified to perform such work.

“Initial Declaration” shall mean the Agreement and Declaration of Trust of the Trust dated as of December 22, 2021.

“Investment in program assets” means the amount of capital contributions actually paid or allocated to the purchase or development of assets acquired by the program (including working capital reserves allocable thereto, except that working capital reserves in excess of three percent shall not be included) and other cash payments such as interest and taxes, but excluding front-end fees.

“Liquidity Event” means the listing of the common shares of the Trust on a national securities exchange or association or any merger, reorganization, business combination, share exchange, acquisition by any Person or related group of Persons of beneficial ownership of all or substantially all of the Shares of the Trust in one or more related transactions, or similar transaction involving the Trust pursuant to which the Shareholders receive for their Shares, as full or partial consideration, cash, listed or non-listed equity Securities or combination thereof: (a) a national securities exchange listing; (b) a sale or merger in a transaction that provides Shareholders with cash and/or securities of a publicly traded company; or (c) a sale of all or substantially all of the assets of the Trust for cash or other consideration.

“Majority Shareholder Vote” shall mean a vote of “a majority of the outstanding voting securities” (as such term is defined in the 1940 Act) of the Trust with each class and series of Shares voting together as a single class, except to the extent otherwise required by the 1940 Act or this Declaration with respect to any one or more classes or series of Shares, in which case the applicable proportion of such classes or series of Shares voting as a separate class or series, as the case may be, also will be required.

“Omnibus Guidelines” means the Omnibus Guidelines Statement of Policy adopted by the North American Securities Administrators Association on March 29, 1992 and as amended on May 7, 2007 and from time to time.

“Organization and Offering Expenses” means any and all costs and expenses incurred by and to be paid from the assets of the Trust in connection with and in preparing for the formation, qualification and registration of the Trust, and the marketing and distribution of shares, including, without limitation, total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys), expenses for printing, engraving, amending, supplementing, mailing and distributing costs, salaries of employees while engaged in sales activity, telephone and other telecommunications costs, all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings), charges of transfer agents, registrars, trustees, escrow agents or holders, depositories, experts, fees, expenses and taxes related to the filing, registration and qualification of the sale of the shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees.

“Person” shall mean and include individuals, corporations, partnerships, trusts, limited liability companies, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

“Prospectus” shall mean the Prospectus of the Trust, if any, as in effect from time to time under the Securities Act of 1933, as amended.

“Roll-Up Entity” means a partnership, trust, corporation, or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

“Roll-Up Transaction” means a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Trust and the issuance of securities of a Roll-Up Entity to the Shareholders. Such term does not include:

(a)         a transaction involving securities of the Trust that have been listed on a national securities exchange for at least twelve (12) months; or

(b)         a transaction involving the conversion to another corporate form or to a trust or association form of only the Trust, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

(i)                Shareholders’ voting rights;

(ii)               the term of existence of the Trust;

(iii)              Sponsor compensation; or

(iv)              the Trust’s investment objective.

“SEC” means the U.S. Securities and Exchange Commission.

“series” or “series of Shares” refers to the designation of Shares as one or more series as provided in Section 7.1.

“Shareholders” shall mean as of any particular time the holders of record of outstanding Shares of the Trust, at such time.

“Shares” shall mean the transferable units of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares. In addition, Shares also means any preferred shares or preferred units of beneficial interest which may be issued from time to time, as described herein. All references to Shares shall be deemed to be Shares of any or all series or classes as the context may require.

“Sponsor” means any person directly or indirectly instrumental in organizing, wholly or in part, a program or any person who will control, manage or participate in the management of a program, and any affiliate of such person. Not included is any person whose only relation with the program is that of an independent manager of a portion of program assets, and whose only compensation is as such. “Sponsor” does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of program interests. A person may also be deemed a Sponsor of the program by:

(a)           taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the program, either alone or in conjunction with one or more other persons;

(b)          receiving a material participation in the program in connection with the founding or organizing of the business of the program, in consideration of services or property, or both services and property;

(c)           having a substantial number of relationships and contacts with the program;

(d)          possessing significant rights to control program properties;

(e)          receiving fees for providing services to the program which are paid on a basis that is not customary in the industry; or

(f)           providing goods or services to the program on a basis which was not negotiated at arm’s length with the program.

“Trust” shall mean the trust established by this Declaration, as amended from time to time, inclusive of each such amendment.

“Trust Property” shall mean as of any particular time any and all property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of the Trust or the Trustees in such capacity.

“Trustees” shall mean the trustees in office on the date hereof, and all other persons who at the time in question have been duly elected or appointed and have qualified as trustees in accordance with the provisions hereof and are then in office. For the avoidance of doubt, any references to “Trustee,” “Trustees,” “Board of Trustees” or “Board” in this Declaration and the By-Laws of the Trust shall not be deemed to include or refer to the Delaware Trustee.

Article II

TRUSTEES

2.1          Number and Qualification. Prior to a public offering of Shares there may be a sole Trustee. Thereafter, the number of Trustees shall be determined by a duly adopted resolution of the Board of Trustees or by a written instrument signed by a majority of the Trustees then in office, provided that the number of Trustees shall be no less than two or more than fifteen. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his or her term. An individual nominated as a Trustee shall be at least 21 years of age and not older than 80 years of age at the time of nomination and not under legal disability. Trustees need not own Shares and may succeed themselves in office.

2.2          Term and Election. The Board of Trustees shall be divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as possible, and the term of office of Trustees of one class shall expire at each annual meeting of Shareholders, and in all cases as to each Trustee such term shall extend until his or her successor shall be elected and shall qualify or until his or her earlier resignation, removal from office, death or incapacity. Additional trusteeships resulting from an increase in number of Trustees shall be apportioned among the classes as equally as possible. The initial term of office of Trustees of Class I shall expire at the Trust’s first annual meeting of Shareholders; the initial term of office of Trustees of Class II shall expire at the Trust’s second annual meeting of Shareholders; and the initial term of office of Trustees of Class III shall expire at the Trust’s third annual meeting of Shareholders. Following such initial terms, at each annual meeting of Shareholders, a number of Trustees equal to the number of Trustees of the class whose term expires at the time of such meeting (or, if less, the number of Trustees properly nominated and qualified for election) shall be elected to hold office until the third succeeding annual meeting of Shareholders after their election. Each Trustee may be reelected to an unlimited number of succeeding terms in accordance with these provisions.

At each annual election, Trustees chosen to succeed those whose terms then expire shall be of the same class as the Trustees they succeed, unless by reason of any intervening changes in the authorized number of Trustees, the Board of Trustees shall designate one or more trusteeships whose term then expires as trusteeships of another class in order to more nearly achieve equality of number of Trustees among the classes.

Notwithstanding the rule that the three classes shall be as nearly equal in number of Trustees as possible, in the event of any change in the authorized number of Trustees, each Trustee then continuing to serve as such shall nevertheless continue as a Trustee of the class of which such Trustee is a member until the expiration of his or her current term, or his or her prior death, resignation or removal. If any newly created trusteeship may, consistently with the rule that the three classes shall be as nearly equal in number of Trustees as possible, be allocated to any class, the Board of Trustees shall allocate it to that of the available class whose term of office is due to expire at the earliest date following such allocation.

2.3          Resignation and Removal. Any of the Trustees may resign their trust (without need for prior or subsequent accounting) by an instrument in writing signed by such Trustee and delivered or mailed to the Trustees or the Chairman, if any, the President or the Secretary and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any of the Trustees may be removed (provided the aggregate number of Trustees after such removal shall not be less than the minimum number required by Section 2.1 hereof) (i) for cause only, and not without cause, and only by action taken by a majority of the remaining Trustees followed by the holders of at least seventy-five percent (75%) of the Shares then entitled to vote in an election of such Trustee or (ii) or upon a vote by the holders of a majority of the then outstanding Shares of the Trust entitled to vote on the matter with or without cause, without concurrence by the Trustees. Upon the resignation or removal of a Trustee, each such resigning or removed Trustee shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of such resigning or removed Trustee. Upon the incapacity or death of any Trustee, such Trustee’s legal representative shall execute and deliver on such Trustee’s behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

2.4          Vacancies. Subject to applicable requirements of the 1940 Act, whenever a vacancy in the Board of Trustees shall occur, the vacancy may only be filled by the affirmative action of a majority of the remaining Trustees, who may fill such vacancy by appointing an individual having the qualifications described in this Article by a written instrument signed by a majority of the Trustees then in office or by nominating an individual having the qualifications described in this Article for election by Shareholders at a meeting of Shareholder. Any Trustee appointed or elected to fill a vacancy shall serve until the next meeting of Shareholders at which Trustees are elected and until a successor is duly elected and qualified. The remaining Trustees may leave such vacancy unfilled or may reduce the number of Trustees; provided the aggregate number of Trustees after such reduction shall not be less than the minimum number required by Section 2.1 hereof. Any vacancy created by an increase in Trustees may be filled by the appointment of an individual having the qualifications described in this Article made by a written instrument signed by a majority of the Trustees then in office. No vacancy shall operate to annul this Declaration or to revoke any existing agency created pursuant to the terms of this Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided herein, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration.

2.5          Meetings. Meetings of the Trustees shall be held from time to time upon the call of the Chairman, if any, or the President or any two Trustees. Regular meetings of the Trustees may be held without call or notice at a time and place fixed by the By-Laws or by resolution of the Trustees. Notice of any other meeting shall be given by the Secretary and shall be delivered to the Trustees orally not less than 24 hours, or in writing not less than 72 hours, before the meeting, but may be waived in writing by any Trustee either before or after such meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been properly called or convened. Any time there is more than one Trustee, a quorum for all meetings of the Trustees shall be one-third, but not less than two, of the Trustees. Unless provided otherwise in this Declaration and except as required under the 1940 Act, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consent of a majority of the Trustees.

Any committee of the Trustees, including an executive committee, if any, may act with or without a meeting. Any time there is more than one member of a committee, unless otherwise required by the committee’s charter, a quorum for all meetings of any such committee shall be one-third, but not less than two, of the members thereof. Unless provided otherwise in this Declaration, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent of all of the members.

With respect to actions of the Trustees and any committee of the Trustees, Trustees who are Interested Persons in any action to be taken may be counted for quorum purposes under this Section and shall be entitled to vote to the extent not prohibited by the 1940 Act.

All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; participation in a meeting pursuant to any such communications system shall constitute presence in person at such meeting.

2.6          Trustee Action by Written Consent. Any action which may be taken by Trustees by vote may be taken without a meeting if that number of the Trustees, or members of a committee, as the case may be, required for approval of such action at a meeting of the Trustees or of such committee consent to the action in writing and the written consents are filed with the records of the meetings of Trustees. Such consent shall be treated for all purposes as a vote taken at a meeting of Trustees.

2.7          Officers. The Trustees shall elect a President, a Secretary and a Treasurer and may elect a Chairman who shall serve at the pleasure of the Trustees or until their successors are elected. The Trustees may elect or appoint or may authorize the Chairman, if any, or President to appoint such other officers or agents with such powers as the Trustees may deem to be advisable. A Chairman shall, and the President, Secretary and Treasurer may, but need not, be a Trustee.

2.8          Sole Discretion; Good Faith; Corporate Opportunities of Adviser.

(a)          Notwithstanding any other provision of this Declaration of Trust or other applicable law, whenever in this Declaration of Trust the Trustees are permitted or required to make a decision:

(i)         in their “discretion” or under a grant of similar authority, the Trustees shall be entitled to consider such interests and factors as they desire, including their own interest, and, to the fullest extent permitted by applicable law, shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust or any other Person; or

(ii)        in their “good faith” or under another express standard, the Trustees shall act under such express standard and shall not be subject to any other or different standard.

(b)         Unless expressly provided otherwise herein or in any Registration Statement of the Trust, the Adviser and any Affiliate of the Adviser may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Trust and the doctrine of corporate opportunity, or any analogous doctrine. To the extent that the Adviser acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Trust, it shall not have any duty to communicate or offer such opportunity to the Trust, subject to the requirements of the 1940 Act, the Investment Advisers Act of 1940, as amended, and any applicable co-investment order issued by the Commission, and the Adviser shall not be liable to the Trust or to the Shareholders for breach of any fiduciary or other duty by reason of the fact that the Adviser pursues or acquires for, or directs such opportunity to, another Person or does not communicate such opportunity or information to the Trust. Neither the Trust nor any Shareholder shall have any rights or obligations by virtue of this Declaration of Trust or the trust relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Trust, shall not be deemed wrongful or improper.

Article III

POWERS AND DUTIES OF TRUSTEES

3.1          General. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Declaration. The Trustees may perform such acts as in their sole discretion are proper for conducting the business of the Trust. Unless another standard is specified herein, in conducting the business of the Trust and in exercising their rights and powers hereunder, the Trustees may take any actions and make any determinations in their subjective belief that such actions or determinations are in, or not opposed to, the best interest of the Trust. The Trustees have the power to construe and interpret this Declaration and to act upon any such construction or interpretation. Any construction or interpretation of this Declaration by the Trustees and any action taken pursuant thereto and any determination as to what is in the interests of the Trust and the Shareholders made by the Trustees in good faith shall, in each case, be conclusive and binding on all Shareholders and all other Persons for all purposes. The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Trustees may be exercised without order of or resort to any court. Except as required by federal law including the 1940 Act, neither the Trustees nor any officer of the Trust shall owe any fiduciary duty to the Trust or any series or class or any Shareholder.

3.2          Investments. The Trustees shall have power, subject to the Fundamental Policies in effect from time to time with respect to the Trust to:

(a)           manage, conduct, operate and carry on the business of an investment company;

(b)          subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise deal in or dispose of any and all sorts of property, tangible or intangible, including but not limited to securities of any type whatsoever, whether equity or non-equity, of any issuer, evidences of indebtedness of any person and any other rights, interests, instruments or property of any sort and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers and privileges in respect of any of said investments. The Trustees shall not be limited by any law limiting the investments which may be made by fiduciaries.

3.3          Legal Title. Legal title to all the Trust Property shall be vested in the Trustees as joint tenants except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, custodian or pledgee, on such terms as the Trustees may determine, provided that the interest of the Trust therein is appropriately protected.

The right, title and interest of the Trustees in the Trust Property shall vest automatically in each person who may hereafter become a Trustee upon his or her due election and qualification. Upon the ceasing of any person to be a Trustee for any reason, such person shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

3.4          Issuance and Repurchase of Shares. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, classify and/or reclassify, dispose of, transfer, and otherwise deal in, Shares, including Shares in fractional denominations, and, subject to the more detailed provisions set forth in Articles IX and X, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property whether capital or surplus or otherwise, to the full extent now or hereafter permitted corporations formed under the Delaware General Corporation Law.

3.5          Borrow Money or Utilize Leverage. Subject to the Fundamental Policies in effect from time to time with respect to the Trust, the Trustees shall have the power to borrow money or otherwise obtain credit or utilize leverage to the maximum extent permitted by law or regulation as such may be needed or desired from time to time and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust, including the lending of portfolio securities, and to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other person, firm, association or corporation.

3.6          Delegation; Committees. The Trustees shall have the power, consistent with their continuing exclusive authority over the management of the Trust and the Trust Property, to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things, including any matters set forth in this Declaration, and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient. The Trustees may designate one or more committees which shall have all or such lesser portion of the authority of the entire Board of Trustees as the Trustees shall determine from time to time except to the extent action by the entire Board of Trustees or particular Trustees is required by the 1940 Act. Each committee of the Board of Trustees shall be comprised of one or more members as determined by the Trustees or the members of such committee.

3.7          Collection and Payment. The Trustees shall have power to collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property or the Trust, the Trustees or any officer, employee or agent of the Trust; to prosecute, defend, compromise or abandon any claims relating to the Trust Property or the Trust, or the Trustees or any officer, employee or agent of the Trust; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments. Except to the extent required for a corporation formed under the Delaware General Corporation Law, the Shareholders shall have no power to vote as to whether or not a court action, legal proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders.

3.8          Expenses. The Trustees shall have power to incur and pay out of the assets or income of the Trust any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of this Declaration, and the business of the Trust, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees. The Trustees may pay themselves such compensation for special services, including legal, underwriting, syndicating and brokerage services, as they in good faith may deem reasonable and reimbursement for expenses reasonably incurred by themselves on behalf of the Trust. The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder to pay directly, in advance or arrears, for charges of distribution, of the custodian or transfer, Shareholder servicing or similar agent, a pro rata amount as defined from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends or distributions owed such Shareholder and/or by reducing the number of shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

3.9          By-Laws. The Trustees shall have the exclusive authority to adopt and from time to time amend or repeal By-Laws for the conduct of the business of the Trust.

3.10        Miscellaneous Powers. The Trustees shall have the power to: (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) purchase, and pay for out of Trust Property, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisors, distributors, selected dealers or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability; (d) establish pension, profit-sharing, share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust; (e) make donations, irrespective of benefit to the Trust, for charitable, religious, educational, scientific, civic or similar purposes; (f) to the extent permitted by law, indemnify any Person with whom the Trust has dealings, including without limitation any advisor, administrator, manager, transfer agent, custodian, distributor or selected dealer, or any other person as the Trustees may see fit to such extent as the Trustees shall determine; (g) guarantee indebtedness or contractual obligations of others; (h) determine and change the fiscal year of the Trust and the method in which its accounts shall be kept; and (i) adopt a seal for the Trust but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

3.11        Further Powers. The Trustees shall have the power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees. The Trustees will not be required to obtain any court order to deal with the Trust Property.

Article IV

DELAWARE TRUSTEE

4.1          Appointment. Pursuant to Section 3807 of the Delaware Statutory Trust Act, the trustee of the Trust in the State of Delaware shall be The Corporation Trust Company (the “Delaware Trustee”). The address of the principal office of The Corporation Trust Company is 1209 Orange Street, Wilmington, Delaware 19801.

4.2          Concerning the Delaware Trustee.

(a)           The Delaware Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement pursuant to Section 3807(a) of the DSTA that the Trust have at least one trustee which has its principal place of business in the State of Delaware. The Trust shall have at least one other trustee (other than the Delaware Trustee) to perform all obligations and duties other than fulfilling the Trust’s obligations pursuant to Section 3807(a) of the DSTA.

(b)          The duties of the Delaware Trustee shall be limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Delaware Trustee is required to execute under Section 3811 of the DSTA. Except for the purpose of the foregoing sentence, the Delaware Trustee shall not be deemed a Trustee, shall not be a member of the Board of Trustees and shall have no management responsibilities or owe any fiduciary duties to the Trust or its shareholders. To the extent that, at law or in equity, the Delaware Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or its shareholders, it is hereby understood and agreed by the other parties hereto that such duties and liabilities are replaced by the duties and liabilities of the Delaware Trustee expressly set forth in this Declaration. The Delaware Trustee shall have no liability for the acts or omissions of any other person, including, without limitation, the Trustees.

(c)           The Delaware Trustee may be removed by the Trustee upon 30 days’ prior written notice to the Delaware Trustee. The Delaware Trustee may resign upon 30 days’ prior written notice to the Trustee. No resignation or removal of the Delaware Trustee shall be effective except upon the appointment of a successor Delaware Trustee appointed by the Trustee or a court of competent jurisdiction. If no successor Delaware Trustee has been appointed within such 30 day period, the Delaware Trustee may, at the expense of the Trust, petition a court of competent jurisdiction to appoint a successor Delaware Trustee.

(d)          Any Person into which the Delaware Trustee may be merged or with which it may be consolidated, or any person resulting from any merger or consolidation to which the Delaware Trustee shall be a party, or any person which succeeds to all or substantially all of the corporate trust business of the Delaware Trustee, shall be the successor Delaware Trustee under this Declaration of Trust without the execution, delivery or filing of any paper or instrument or further act to be done on the part of the parties hereto, except as may be required by applicable law.

(e)          The Delaware Trustee shall be entitled to all of the same rights, protections, indemnities and immunities under this Declaration of Trust and with respect to the Trust and the Shareholders as the Trustee. No amendment or waiver of any provision of this Declaration which adversely affects the Delaware Trustee shall be effective against it without its prior written consent.

(f)           The Delaware Trustee shall not be liable for supervising or monitoring the performance and the duties and obligations of any other Person, including, without limitation, the Trustees, the Trust’s administrator or investment adviser or the Trust under this Declaration or any related document.

(g)          The Delaware Trustee shall not be personally liable under any circumstances, except for its own willful misconduct or gross negligence. In particular, but not by way of limitation: (i) the Delaware Trustee shall not be personally liable for any error of judgment made in good faith; (ii) no provision of this Declaration shall require the Delaware Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers hereunder, if the Delaware Trustee shall have reasonable grounds for believing that the payment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it; (iii) under no circumstances shall the Delaware Trustee be personally liable for any representation, warranty, covenant, agreement or indebtedness of the Trust; (iv) the Delaware Trustee shall not be personally responsible for or in respect of the validity or sufficiency of this Declaration or for the due execution hereof by any other party hereto; (v) the Delaware Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Delaware Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Delaware Trustee may for all purposes hereof rely on a certificate or resolution, signed by a Trustee or an officer of the Trust as to such fact or matter, and such certificate shall constitute full protection to the Delaware Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon; (vi) in the exercise or administration of the Trust hereunder, the Delaware Trustee (A) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the Delaware Trustee shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Delaware Trustee in good faith and (B) may consult with counsel, accountants and other skilled persons to be selected by it in good faith and employed by it, and it shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons; (vii) in accepting and performing its express duties hereunder the Delaware Trustee acts solely as Delaware Trustee hereunder and not in its individual capacity, and all persons having any claim against the Delaware Trustee by reason of the transactions contemplated by this Declaration shall look only to the Trust for payment or satisfaction thereof; and (viii) the Delaware Trustee shall incur no liability if, by reason of any provision of any present or future law or regulation thereunder, or by any force majeure event, including but not limited to natural disaster, act of war or terrorism, or other circumstances beyond its reasonable control, the Delaware Trustee shall be prevented or forbidden from doing or performing any act or thing which the terms of this Declaration provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Declaration.

(h)          In the event of the appointment of a successor Delaware Trustee, such successor shall cause an amendment to the certificate of trust of the Trust to be filed with the Secretary of State of Delaware in accordance with Section 3810 of the DSTA, indicating the change of the Delaware Trustee’s identity.

4.3          Compensation and Reimbursement of Expenses; Indemnity. The Trust hereby agrees to (a) compensate the Delaware Trustee in accordance with a separate fee agreement with the Delaware Trustee, (b) reimburse the Delaware Trustee for all reasonable expenses relating to the services of the Delaware Trustee (including reasonable fees and expenses of counsel and other advisers retained by the Delaware Trustee) and (c) indemnify, defend and hold harmless the Delaware Trustee, and its employees, agents, officers and trustees (the “Indemnified DE Trustee Parties”) from and against any and all claims, actions, suits, demands, assessments, judgments, losses, liabilities, damages, costs, taxes, and expenses, including reasonable fees and expenses of counsel and including costs of enforcement of an Indemnified DE Trustee Party’s rights hereunder (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified DE Trustee Parties with respect to the performance of any duties contemplated by this Declaration or from the services provided or functions performed by the Delaware Trustee; provided, however, that the Trust shall not be required to indemnify any Indemnified DE Trustee Parties for any Expenses which are a result of the willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her position of such Indemnified DE Trustee Parties. To the fullest extent permitted by law, Expenses to be incurred by any Indemnified DE Trustee Parties shall, from time to time, be advanced by, or on behalf of, the Trust prior to the final disposition of any matter upon receipt by the Trust of an undertaking by, or on behalf of, such Indemnified DE Trustee Parties to repay such amount if it shall be determined that the Indemnified DE Trustee Parties are not entitled to be indemnified under this Declaration. The provisions of this Section 4.3 shall be subject to the limitations of the 1940 Act.

Article V

ADVISORY, MANAGEMENT AND DISTRIBUTION ARRANGEMENTS

5.1          Advisory and Management Arrangements. Subject to the requirements of applicable law as in effect from time to time, the Trustees may in their discretion from time to time enter into advisory, administration or management contracts (including, in each case, one or more sub-advisory, sub-administration or sub-management contracts) whereby the other party to any such contract shall undertake to furnish such advisory, administrative and management services with respect to the Trust as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of this Declaration, the Trustees may authorize any advisor, administrator or manager (subject to such general or specific instructions as the Trustees may from time to time adopt) to exercise any of the powers of the Trustees, including to effect investment transactions with respect to the assets on behalf of the Trust to the full extent of the power of the Trustees to effect such transactions or may authorize any officer, employee or Trustee to effect such transactions pursuant to recommendations of any such advisor, administrator or manager (and all without further action by the Trustees). Any such investment transaction shall be deemed to have been authorized by all of the Trustees.

5.2          Supervision of Adviser and Administrator.

(a)        Subject to the requirements of the 1940 Act, the Board of Trustees may exercise broad discretion in allowing the Adviser and, if applicable, an Administrator, to administer and regulate the operations of the Trust, to act as agent for the Trust, to execute documents on behalf of the Trust and to make executive decisions that conform to general policies and principles established by the Board. The Board shall monitor the Adviser, or if any, the Administrator, to assure that the administrative procedures, operations and programs of the Trust are in the best interests of the Shareholders and are fulfilled and that (i) the expenses incurred are reasonable in light of the investment performance of the Trust, its net assets and its net income, (ii) all Front End Fees shall be reasonable and shall not exceed eighteen percent (18%) of the gross proceeds of any offering, regardless of the source of payment, and (iii) the percentage of gross proceeds of any offering Investment in Program Assets shall be at least eighty-two percent (82%). All items of compensation to underwriters or dealers, including, but not limited to, selling commissions, expenses, rights of first refusal, consulting fees, finders’ fees and all other items of compensation of any kind or description paid by the Trust, directly or indirectly, shall be taken into consideration in computing the amount of allowable Front End Fees.

(b)        The Board of Trustees is responsible for determining that compensation paid to the Adviser is reasonable in relation to the nature and quality of services performed and the investment performance of the Trust and that the provisions of the Advisory Agreement are being carried out. The Board may consider all factors that they deem relevant in making these determinations. So long as the Trust is a business development company under the 1940 Act, compensation to the Adviser shall be considered presumptively reasonable if the incentive fee is limited to the participation in net gains allowed by the 1940 Act.

5.3          Fiduciary Obligations of Adviser. The Advisory Agreement shall provide that the Sponsor has a fiduciary responsibility for the safekeeping and use of all funds and assets of the Trust, whether or not in the Sponsor’s immediate possession or control, and that the Adviser shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Trust. The Trust shall not permit any Shareholder to contract away any fiduciary obligation owed by the Adviser under common law.

5.4          Experience of Adviser. The Board of Trustees shall determine the sufficiency and adequacy of the relevant experience and qualifications for the officers of the Trust given the business objective of the Trust. The Board shall determine whether any Adviser possesses sufficient qualifications to perform the advisory function for the Trust and whether the compensation provided for in its contract with the Trust is justified.

5.5          Termination of Advisory Agreement. The Advisory Agreement shall provide that it is terminable (a) by the Trust upon sixty (60) days’ written notice to the Adviser: (i) upon the affirmative vote of holders of a majority of the outstanding voting securities of the Trust entitled to vote on the matter (as “majority” is defined in Section 2(a)(42) of the 1940 Act) or (ii) by the vote of the Independent Trustees; or (b) by the Adviser upon not less than one hundred twenty (120) days’ written notice to the Trust, in each case without cause or penalty. In the event of termination, the Adviser will cooperate with the Trust and the Board in making an orderly transition of the advisory function. In addition, if the Trust elects to continue its operations following termination of the Advisory Agreement by the Adviser, the Adviser shall pay all direct expenses incurred as a direct result of its withdrawal. Upon termination of the Advisory Agreement, the Trust shall pay the Adviser all amounts then accrued but unpaid to the Adviser. The method of payment must be fair and protect the solvency and liquidity of the Trust, consistent with Section II.E.3 of the Omnibus Guidelines.

5.6          Organization and Offering Expenses Limitation. Unless otherwise provided in any resolution adopted by the Board of Trustees, the Trust shall reimburse the Adviser and its Affiliates for Organization and Offering Expenses incurred by the Adviser or its Affiliates; provided, however, that the total amount of all Organization and Offering Expenses shall be reasonable, as determined by the Board, and shall be included in Front End Fees for purposes of the limit on such Front End Fees set forth in Section 5.2.

5.7          Acquisition Fees. The Trust may pay the Adviser and/or its Affiliates fees for the review and evaluation of potential investments; provided, however, that the Board of Trustees shall conclude that any management compensation shall be reasonable.

5.8          Reimbursement of Adviser. The Trust shall not reimburse the Adviser or its Affiliates for services for which the Adviser or its Affiliates are entitled to compensation in the form of a separate fee. Excluded from the allowable reimbursement shall be: (a) rent or depreciation, utilities, capital equipment, other administrative items of the Adviser; and (b) salaries, fringe benefits, travel expenses and other administrative items incurred or allocated to any Controlling Person of the Adviser.

5.9          Reimbursement of Administrator. In the event the Trust executes an agreement for the provision of administrative services, the Trust may reimburse the Administrator, at the end of each fiscal quarter, for all expenses of the Trust incurred by the Administrator for the actual cost of goods and services used for or by the Trust and obtained from entities not Affiliated with the Trust. Notwithstanding any other provision in this Declaration of Trust, the Administrator may be reimbursed for the administrative services necessary for the prudent operation of the Trust performed by it on behalf of the Trust; provided, however, the reimbursement shall be an amount equal to the lower of the Administrator’s actual cost or the amount the Trust would be required to pay third parties for the provision of comparable administrative services in the same geographic location; and provided, further, that such costs are reasonably allocated to the Trust on the basis of assets, revenues, time records or other method conforming with generally accepted accounting principles. Except as otherwise provided herein, no reimbursement shall be permitted for services for which the Administrator is entitled to compensation by way of a separate fee.

5.10        Distribution Arrangements. Subject to compliance with the 1940 Act, the Trustees may retain underwriters and/or placement agents to sell Shares and other securities of the Trust. The Trustees may in their discretion from time to time enter into one or more contracts, providing for the sale of securities of the Trust, whereby the Trust may either agree to sell such securities to the other party to the contract or appoint such other party its sales agent for such securities. In either case, the contract shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article V or the By-Laws; and such contract may also provide for the repurchase or sale of securities of the Trust by such other party as principal or as agent of the Trust and may provide that such other party may enter into selected dealer agreements with registered securities dealers and brokers and servicing and similar agreements with persons who are not registered securities dealers to further the purposes of the distribution or repurchase of the securities of the Trust.

5.11        Parties to Contract. Any contract of the character described in Sections 5.1 and 5.2 of this Article V or in Article VIII hereof may be entered into with any Person, although one or more of the Trustees, officers or employees of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was reasonable and fair and not inconsistent with the provisions of this Article V or the By-Laws. The same Person may be the other party to contracts entered into pursuant to Sections 5.1 and 5.2 above or Article VIII, and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Section 5.3.

Article VI

LIMITATIONS OF LIABILITY AND INDEMNIFICATION

6.1          No Personal Liability of Shareholders, Trustees, etc. No Shareholder of the Trust shall be subject in such capacity to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. Shareholders shall have the same limitation of personal liability as is extended to stockholders of a private corporation for profit incorporated under the Delaware General Corporation Law. No Trustee, officer, Controlling Person or agent of the Trust shall be subject in such capacity to any personal liability whatsoever to any Person, save only liability to the Trust or its Shareholders arising from bad faith, willful misfeasance, gross negligence or reckless disregard for his or her duty to such Person; and, subject to the foregoing exception, all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If any Shareholder, Trustee, officer, Controlling Person or agent, as such, of the Trust, is made a party to any suit or proceeding to enforce any such liability, subject to the foregoing exception, he or she shall not, on account thereof, be held to any personal liability. Any repeal or modification of this Section 6.1 shall not adversely affect any right or protection of a Trustee, officer, Controlling Person, or agent of the Trust existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

6.2          Indemnification. Subject to any limitations under Delaware law or the 1940 Act:

(a)       The Trust hereby agrees to indemnify each person who at any time serves as a Trustee, officer, Controlling Person, or agent of the Trust (each such person being an “indemnitee”) against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and reasonable counsel fees reasonably incurred by such indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which he or she may be or may have been involved as a party or otherwise or with which he or she may be or may have been threatened, while acting in any capacity set forth in this Article VI by reason of his or her having acted in any such capacity, provided, however, that no indemnitee shall be indemnified hereunder against any liability to any person or any expense of such indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence, or (iv) reckless disregard of the duties involved in the conduct of his or her position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as “disabling conduct”). Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such indemnitee (1) was authorized by a majority of the Trustees or (2) was instituted by the indemnitee to enforce his or her rights to indemnification hereunder in a case in which the indemnitee is found to be entitled to such indemnification. The rights to indemnification set forth in this Declaration shall continue as to a person who has ceased to be a Trustee or officer of the Trust and shall inure to the benefit of his or her heirs, executors and personal and legal representatives. No amendment or restatement of this Declaration or repeal of any of its provisions shall limit or eliminate any of the benefits provided to any person who at any time is or was a Trustee or officer of the Trust or otherwise entitled to indemnification hereunder in respect of any act or omission that occurred prior to such amendment, restatement or repeal.

(b)       Notwithstanding the foregoing, no indemnification shall be made hereunder unless there has been a determination (i) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification hereunder was brought that such indemnitee is entitled to indemnification hereunder or, (ii) in the absence of such a decision, by (1) a majority vote of a quorum of those Trustees who are neither “interested persons” of the Trust (as defined in Section 2(a)(19) of the 1940 Act) nor parties to the proceeding (“Disinterested Non-Party Trustees”), that the indemnitee is entitled to indemnification hereunder, or (2) if such quorum is not obtainable or even if obtainable, if such majority so directs, independent legal counsel in a written opinion concludes that the indemnitee should be entitled to indemnification hereunder. In addition, no indemnification of the Sponsor or a Controlling Person shall be made hereunder unless all of the following conditions are met: (i) the Sponsor has determined, in good faith, that any course of conduct which caused the loss or liability was in the best interests of the Trust; (ii) the Sponsor or Controlling Person was acting on behalf of or performing services for the Trust; (iii) such liability or loss was not the result of negligence or misconduct by the Sponsor or Controlling Person; (iv) such indemnification is recoverable only out of the net assets of the Trust and not from the Shareholders. In addition, no indemnification of the Sponsor, Controlling Person or any person acting as a broker-dealer for the Trust shall be made hereunder for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such person or indemnitee unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the indemnitee, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the indemnitee or (iii) a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities were offered or sold as to indemnification for violations of securities laws. The Trust will not incur the cost of that portion of liability insurance with insures the Sponsor or a Controlling Person for any liabilities as to which the Sponsor or Controlling Person is prohibited from being indemnified under this Section 6.2. All determinations to make advance payments in connection with the expense of defending any proceeding shall be authorized and made in accordance with the immediately succeeding paragraph (c) below.

(c)       The Trust shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Trust receives a written affirmation by the indemnitee of the indemnitee’s good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking to reimburse the Trust unless it is subsequently determined that the indemnitee is entitled to such indemnification and if a majority of the Trustees determine that the applicable standards of conduct necessary for indemnification appear to have been met. In addition, at least one of the following conditions must be met: (i) the indemnitee shall provide adequate security for his undertaking, (ii) the Trust shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of the Disinterested Non-Party Trustees, or if a majority vote of such quorum so direct, independent legal counsel in a written opinion, shall conclude, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is substantial reason to believe that the indemnitee ultimately will be found entitled to indemnification. In addition, the Trust shall make advance payment to the Sponsor or an Affiliate of the Sponsor for expenses incurred as a result of any action with respect to which indemnification might be sought hereunder only if all of the following are satisfied (i) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Trust, (ii) the proceeding was initiated by a third party who is not a Shareholder or, the proceeding was initiated by a Shareholder of the Trust acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement, and (ii) the indemnitee provides the Trust with a written agreement to repay the amount paid or reimbursed by the Trust, together with the applicable legal rate of interest thereon, if it is ultimately determined by final, non-appealable decision of a court of competent jurisdiction, that the Indemnitee is not entitled to indemnification.

(d)       The rights accruing to any indemnitee under these provisions shall not exclude any other right which any person may have or hereafter acquire under this Declaration, the By-Laws of the Trust, any statute, agreement, vote of Shareholders or Trustees who are “disinterested persons” (as defined in Section 2(a)(19) of the 1940 Act) or any other right to which he or she may be lawfully entitled.

(e)       The Trust shall have the power and authority to indemnify and provide for the advance payment of expenses to employees, agents and other Persons providing services to the Trust or serving in any capacity at the request of the Trust to the full extent corporations organized under the Delaware General Corporation Law may indemnify or provide for the advance payment of expenses for such Persons, provided that such indemnification has been approved by a majority of the Trustees.

6.3          No Bond Required of Trustees. No Trustee shall, as such, be obligated to give any bond or other security for the performance of any of his or her duties hereunder.

6.4          No Duty of Investigation; No Notice in Trust Instruments, etc. No purchaser, lender, transfer agent or other person dealing with the Trustees or with any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, undertaking, instrument, certificate, Share, other security of the Trust, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust. The Trustees may maintain insurance for the protection of the Trust Property, the Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable or as required by the 1940 Act.

6.5          Trustee’s Good Faith Action, Reliance on Experts, etc. The exercise in good faith by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. The Trustees may rely in good faith upon advice of counsel or other experts with respect to the meaning and operation of this Declaration and their duties as Trustees hereunder, and shall be under no liability for any act or omission in accordance with such advice; provided the Trustees shall be under no liability for failing to follow such advice. A Trustee shall be fully protected in relying in good faith upon the records of the Trust and upon information, opinions, reports or statements presented by another Trustee or any officer, employee or other agent of the Trust, or by any other Person as to matters the Trustee believes in good faith are within such other Person’s professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Trust or any series or class, or the value and amount of assets or reserves or contracts, agreements or other undertakings that would be sufficient to pay claims and obligations of the Trust or any series or class or to make reasonable provision to pay such claims and obligations, or any other facts pertinent to the existence and amount of assets from which distributions to Shareholders or creditors of the Trust might properly be paid. The appointment, designation or identification of a Trustee as a Chair of the Board of Trustees, a member or chair of a committee of the Trustees, an expert on any topic or in any area (including an audit committee financial expert), or the lead independent Trustee, or any other special appointment, designation or identification of a Trustee, shall not impose on that person any standard of care or liability that is greater than that imposed on that person as a Trustee in the absence of the appointment, designation or identification, and no Trustee who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof.

Article VII

SHARES OF BENEFICIAL INTEREST

7.1          Beneficial Interest. The beneficial interest in the Trust shall be divided into Shares, par value $.001 per Share (or such other amount as the Trustees shall determine, including no par value). The Trustees may, without the approval of Shareholders, authorize one or more series of Shares and one or more classes of Shares having such preferences, voting powers, terms of repurchase or redemption, if any, and special or relative rights or privileges (including conversion rights, if any) as the Trustees may determine. The number of Shares of the Trust and each series and class authorized hereunder is unlimited. The Trust is authorized to issue an unlimited number of Shares, and upon the establishment of any series or class as provided herein, the Trust shall be authorized to issue an unlimited number of Shares of each such series and class, unless otherwise determined, and subject to any conditions set forth, by the Trustees. All references to Shares in this Declaration shall be deemed to be Shares of the Trust and of any or all series or classes, as the context may require. All provisions herein relating to the Trust shall apply equally to each series of the Trust and each class, except as the context otherwise requires. Notwithstanding any other provision of this Declaration, including Section 3.8 hereof, all Shares issued hereunder, including Shares issued in connection with a dividend in Shares or a split or reverse split of Shares, shall be fully paid and non-assessable. Except as otherwise provided by the Trustees, Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust. Shares held in the Trust’s treasury shall not confer any voting rights on the Trustees and shall not be entitled to any dividends or other distributions declared with respect to the Shares.

7.2          Other Securities. The Trustees may, subject to the Fundamental Policies, the Omnibus Guidelines and the requirements of the 1940 Act, authorize and issue such other securities of the Trust as they determine to be necessary, desirable or appropriate, having such terms, rights, preferences, privileges, limitations and restrictions as the Trustees see fit, including preferred interests, debt securities or other senior securities. To the extent that the Trustees authorize and issue preferred shares of any class or series, they are hereby authorized and empowered to amend or supplement this Declaration as they deem necessary or appropriate, including to comply with the requirements of the 1940 Act or requirements imposed by the rating agencies or other Persons, all without the approval of Shareholders. Any such supplement or amendment shall be filed as is necessary. The Trustees are also authorized to take such actions and retain such persons as they see fit to offer and sell such securities.

7.3          Rights of Shareholders. The Shares shall be personal property giving only the rights in this Declaration specifically set forth. The ownership of the Trust Property of every description and the right to conduct any business herein before described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or, subject to the right of the Trustees to charge certain expenses directly to Shareholders, as provided in the last sentence of Section 3.8, suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall not entitle the holder to preference, preemptive, appraisal, repurchase, redemption, conversion or exchange rights (except as specified in this Section 7.3, in Section 11.4 or as specified by the Trustees when creating the Shares).

7.4          Exchange and Conversion Privileges. Subject to the provisions of the 1940 Act and provisions of this Declaration, the Trustees shall have the power and authority to provide that the Shareholders of any Class shall have the right to convert such Shares for Shares of one or more other Classes. Subject to the provisions of the 1940 Act and provisions of this Declaration, the Trustees shall have the power and authority to provide that the Shareholders of any Class may exchange their Shares for those of another fund.

7.5          Trust Only. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

7.6          Issuance of Shares. The Trustees, in their discretion, may from time to time without vote of the Shareholders issue Shares including preferred shares that may have been established pursuant to Section 7.2, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times, and on such terms as the Trustees may determine, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interest in such Shares. Issuances and redemptions of Shares may be made in whole Shares and/or l/l,000ths of a Share or multiples thereof as the Trustees may determine.

7.7          Register of Shares. A register shall be kept at the offices of the Trust or any transfer agent duly appointed by the Trustees under the direction of the Trustees which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Separate registers shall be established and maintained for each class or series of Shares. Each such register shall be conclusive as to who are the holders of the Shares of the applicable class or series of Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him or her as herein provided, until he or she has given his or her address to a transfer agent or such other officer or agent of the Trustees as shall keep the register for entry thereon. It is not contemplated that certificates will be issued for the Shares; however, the Trustees, in their discretion, may authorize the issuance of share certificates and promulgate appropriate fees therefore and rules and regulations as to their use.

7.8          Transfer Agent and Registrar. The Trustees shall have power to employ a transfer agent or transfer agents, and a registrar or registrars, with respect to the Shares. The transfer agent or transfer agents may keep the applicable register and record therein, the original issues and transfers, if any, of the said Shares. Any such transfer agents and/or registrars shall perform the duties usually performed by transfer agents and registrars of certificates of stock in a corporation, as modified by the Trustees.

7.9          Transfer of Shares. Shares shall be transferable on the records of the Trust only by the record holder thereof or by its agent thereto duly authorized in writing, upon delivery to the Trustees or a transfer agent of the Trust of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters (including compliance with any securities laws and contractual restrictions) as may reasonably be required. Upon such delivery the transfer shall be recorded on the applicable register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

The Trustees may make such rules as they consider appropriate, in their sole discretion, for the transfer of Shares (including any restrictions on the transfer of Shares). Without limiting the authority of the Trustees to make rules (including restrictions) on the transfer of Shares, Shares shall be subject to the transfer restrictions and provisions, if any, described in the Prospectus relating to such Shares as from time to time in effect or as may be disclosed in any public filing of the Trust. Any person becoming entitled to any Shares in consequence of the death, divorce, bankruptcy, insolvency, adjudicated incompetence, dissolution, merger, reorganization or termination of any Shareholder, or otherwise by operation of law, shall be recorded on the applicable register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or a transfer agent of the Trust, but until such record is made, the Shareholder of record shall be deemed to be the holder of such for all purposes hereof, and neither the Trustees nor any transfer agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, divorce, bankruptcy, insolvency, adjudicated incompetence, dissolution, merger, reorganization or termination, or other operation of law.

7.10        Notices. Any and all notices to which any Shareholder hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his or her last known address as recorded on the applicable register of the Trust.

Article VIII

CUSTODIANS

8.1          Appointment and Duties. The Trustees shall at all times employ a custodian or custodians, meeting the qualifications for custodians for portfolio securities of investment companies contained in the 1940 Act, as custodian with respect to the assets of the Trust. Any custodian shall have authority as agent of the Trust as determined by the custodian agreement or agreements, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the By-Laws of the Trust and the 1940 Act, including without limitation authority:

(1)               to hold the securities owned by the Trust and deliver the same upon written order;

(2)               to receive any receipt for any moneys due to the Trust and deposit the same in its own banking department (if a bank) or elsewhere as the Trustees may direct;

(3)               to disburse such funds upon orders or vouchers;

(4)               if authorized by the Trustees, to keep the books and accounts of the Trust and furnish clerical and accounting services; and

(5)               if authorized to do so by the Trustees, to compute the net income or net asset value of the Trust;

all upon such basis of compensation as may be agreed upon between the Trustees and the custodian.

The Trustees may also authorize each custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees, provided that in every case such sub-custodian shall meet the qualifications for custodians contained in the 1940 Act.

8.2          Central Certificate System. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other Person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.

Article IX

REPURCHASES OF SHARES

9.1          Repurchases at the Option of the Trust. No holder of Shares of any class, other than in accordance with the provisions of the 1940 Act, shall have any right to require the Trust or any Person controlled by the Trust to purchase any of such holder’s Shares. The Trust shall have the right at its option and at any time to redeem Shares from any Shareholder at the net asset value thereof as described in Section 10.1 if at such time, and as a result of one or more redemptions of one or more Shares by such Shareholder or the transfer of one or more Shares by such Shareholder, the aggregate net asset value of the Shares in such Shareholder’s account with the Trust or any class of Shares is, as a result (in whole or part) of a redemption or transfer of Shares, less than the minimum initial investment amount then applicable for investments in the Trust or the applicable class of Shares, or such lesser amount, as the Trustees may from time to time determine. In addition, the Board of Trustees may authorize the repurchase of Shares, or any portion of them, of a Shareholder or any Person acquiring Shares from or through a Shareholder, without consent or other action by the Shareholder or other Person, for any reason, including, without limitation, if the Board of Trustees in its sole discretion determines that

(a)          Shares have been transferred in violation of this Declaration or the By-Laws;

(b)          ownership of the Shares by a Shareholder or other Person is likely to cause the Trust to be in violation of, or subject the Trust to new or additional registration or regulation under the securities, commodities or other laws of the United States or any other relevant jurisdiction;

(c)          continued ownership of the Shares by a Shareholder may be harmful or injurious to the business or reputation of the Trust, or may subject the Trust or any Shareholder to an undue risk of adverse tax or other fiscal or regulatory consequences; or

(d)          any of the representations and warranties made by a Shareholder or other Person in connection with the acquisition of Shares was not true when made or has ceased to be true.

9.2          Repurchases Pursuant to Written Tender Offers. The Board of Trustees from time to time, in its sole discretion and on such terms and conditions as it may determine (subject to the 1940 Act and other applicable law), may cause the Trust to offer to repurchase Shares pursuant to written tender offers. In determining whether to cause the Trust to offer to repurchase Shares pursuant to written tender offers, the Board of Trustees shall consider such factors as it determines in its sole discretion. Without limiting the generality of the foregoing, the Board of Trustees may require any Shareholder who tenders for repurchase such Shareholder’s Shares (or a portion thereof) to maintain Shares with a minimum aggregate net asset value, as established by the Board of Trustees from time to time (unless all such Shareholder’s Shares in the Trust (or any applicable class of Shares) are repurchased in such tender offer). If a Shareholder tenders an amount that would cause the Shareholder to own Shares having an aggregate net asset value less than the minimum initial investment amount then applicable for investments in the Trust or the applicable class of Shares, the Trust has the right to reduce the amount to be purchased from such Shareholder pursuant to the tender so that the aggregate net asset value of the Shares held by such Shareholder after giving effect to the tender would equal or exceed the minimum initial investment amount then applicable for investments in the Trust or the applicable class of Shares or the Trust may repurchase all of such Shareholder’s Shares in the Trust or the applicable class of Shares.

Any investment adviser to the Trust and any Trustee and any “affiliated person” (as defined in the 1940 Act) of any investment adviser to the Trust and any Trustee may tender its Shares as a Shareholder under this Section 9.2

9.3         No Voting of Repurchased Shares. Subject to applicable federal law including the 1940 Act, to the extent so determined by the Trustees, upon repurchase, Shares shall no longer be deemed outstanding or carry any voting rights irrespective of whether a record date for any matter on which Shares were entitled to vote had been set on a date prior to the date on which such Shares were redeemed or repurchased. In making a determination as to which Shares shall be deemed outstanding and carry any voting rights with respect to any matter on which such Shares were entitled to vote prior to redemption or repurchase, subject to applicable federal law including the 1940 Act, the Trustees may, among other things, determine that Shares redeemed or repurchased either before or after a date specified by the Trustees between the record date for such matter and the meeting date for such matter shall be deemed outstanding and retain voting rights, which determination may be made for any reason including that it would not be reasonably practicable to obtain a quorum if all of the Shares redeemed or repurchased after a record date for such matter and before the voting date no longer were deemed outstanding and carried any voting rights.

9.4          Disclosure of Holdings. The holders of Shares or other securities of the Trust shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares or other securities of the Trust as the Trustees deem necessary to comply with the provisions of the Code, the 1940 Act or other applicable laws or regulations, or to comply with the requirements of any other taxing or regulatory authority.

Article X

DETERMINATION OF NET ASSET VALUE NET INCOME AND DISTRIBUTIONS

10.1        Net Asset Value. The net asset value of each outstanding Share of the Trust shall be determined at such time or times on such days as the Trustees may determine, in accordance with the 1940 Act. The method of determination of net asset value shall be determined by the Trustees. The power and duty to make the net asset value calculations may be delegated by the Trustees.

10.2        Distributions to Shareholders.

(a)          The Trustees shall consider quarterly whether to make distributions among the Shareholders of any class of Shares, or any series of any such class, and shall from time to time distribute ratably among the Shareholders of any class of Shares, or any series of any such class, in accordance with the number of outstanding full and fractional Shares of such class or any series of such class, such proportion of the net profits, surplus (including paid-in surplus), capital, or assets held by the Trustees as they may deem proper or as may otherwise be determined in accordance with this Declaration. Any such distribution may be made in cash or property (including without limitation any type of obligations of the Trust or any assets thereof) or Shares of any class or series or any combination thereof, and the Trustees may distribute ratably among the Shareholders of any class of Shares or series of any such class, in accordance with the number of outstanding full and fractional Shares of such class or any series of such class, additional Shares of any class or series in such manner, at such times, and on such terms as the Trustees may deem proper or as may otherwise be determined in accordance with this Declaration.

(b)          Distributions pursuant to this Section 10.2 may be among the Shareholders of record of the applicable class or series of Shares at the time of declaring a distribution or among the Shareholders of record at such later date as the Trustees shall determine and specify.

(c)           The Trustees may always retain from the net profits such amount as they may deem necessary to pay the debts or expenses of the Trust or to meet obligations of the Trust, or as they otherwise may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business.

(d)           Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books, the above provisions shall be interpreted to give the Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes.

(e)           In no event shall funds be advanced or borrowed for purpose of distributions, if the amount of such distributions would exceed the Trust's accrued and received revenues for the previous four quarters, less paid and accrued operating costs with respect to such revenues and costs shall be made in accordance with generally accepted accounting principles, consistently applied.

(f)            Cash distributions from the Trust to the Adviser, if any, shall only be made in conjunction with distributions to Shareholders and only out of funds properly allocated to the Adviser’s account.

10.3        Power to Modify Foregoing Procedures. Notwithstanding any of the foregoing provisions of this Article X, the Trustees may prescribe, in their absolute discretion except as may be required by the 1940 Act, such other bases and times for determining the per share asset value of the Trust’s Shares or net income, or the declaration and payment of dividends and distributions as they may deem necessary or desirable for any reason, including to enable the Trust to comply with any provision of the 1940 Act, or any securities exchange or association registered under the Securities Exchange Act of 1934, or any order of exemption issued by the Commission, all as in effect now or hereafter amended or modified.

Article XI

SHAREHOLDERS

11.1        Meetings of Shareholders.

(a)           The Trust shall hold an annual meeting of Shareholders for the election of Trustees during each fiscal year (provided that the Trust’s initial annual meeting of Shareholders may occur up to one year after the completion of its initial fiscal year) on such date and at such time as designated by the Trustees or in the manner provided in the bylaws.

(b)          A special meeting of Shareholders may be called at any time by a majority of the Trustees or the President and shall be called by any Trustee for any proper purpose upon written request of Shareholders of the Trust holding in the aggregate not less than ten percent (10%) of the outstanding Shares of the Trust or class or series of Shares having voting rights on the matter, such request specifying the purpose or purposes for which such meeting is to be called.

(c)           Any shareholder meeting shall be held within or without the State of Delaware on such day and at such time as the Trustees shall designate.

11.2        Voting.

(a)           Shareholders shall have no power to vote on any matter except matters on which a vote of Shareholders is required by applicable law, this Declaration or resolution of the Trustees. This Declaration expressly provides that no matter for which voting is required by the Delaware Statutory Trust Act in the absence of the contrary provision in the Declaration shall require any vote. Except as otherwise provided herein, any matter required to be submitted to Shareholders and affecting one or more classes or series of Shares shall require approval by the required vote of all the affected classes and series of Shares voting together as a single class; provided, however, that as to any matter with respect to which a separate vote of any class or series of Shares is required by the 1940 Act, such requirement as to a separate vote by that class or series of Shares shall apply in addition to a vote of all the affected classes and series voting together as a single class. Shareholders of a particular class or series of Shares shall not be entitled to vote on any matter that affects only one or more other classes or series of Shares. There shall be no cumulative voting in the election or removal of Trustees.

(b)          Subject to the mandatory provisions of any applicable laws or regulations, the following actions may be taken by the Shareholders, without concurrence by the Board of Trustees, upon a vote by the holders of a majority of the then outstanding Shares:

(i)                modify this Declaration of Trust in accordance with Section 12.3(a) hereof;

(ii)               dissolve the Trust in accordance with Section 12.2(a)(2) hereof;

(iii)              cause the Trust to sell all or substantially all of the Trust’s assets other than in the ordinary course of the Trust’s business in accordance with Section 12.4 hereof.

(c)          Without the approval of the holders of a majority of the then outstanding Shares entitled to vote on the matter, or such other approval as may be required under the mandatory provisions of any applicable laws or regulations, or other provisions of this Declaration of Trust, the Trust shall not permit the Sponsor to:

(i)                modify this Declaration of Trust except for amendments which do not adversely affect the rights of Shareholders;

(ii)               appoint a new Adviser (other than a sub-adviser pursuant to the terms of an Advisory Agreement and applicable law);

(iii)              sell all or substantially all of the Trust’s assets other than in the ordinary course of the Trust’s business or as otherwise permitted by law;

(iv)             except as permitted under the Advisory Agreement, cause the Adviser to voluntarily withdraw as the Adviser unless such withdrawal would not affect the tax status of the Trust and would not materially adversely affect the Shareholders; or

(v)               cause the merger or other reorganization of the Trust.

11.3        Notice of Meeting and Record Date. Notice of all meetings of Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail to each Shareholder of record entitled to vote thereat at its registered address, mailed not less than 15 nor more than 60 days before the meeting or otherwise in compliance with applicable law. Only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held as adjourned one or more times without further notice not later than 120 days after the record date. For the purposes of determining the Shareholders who are entitled to notice of and to vote at any meeting the Trustees may, without closing the transfer books, fix a date not more than 90 nor less than 10 days prior to the date of such meeting of Shareholders as a record date for the determination of the Persons to be treated as Shareholders of record for such purposes.

11.4        Quorum and Required Vote.

(a)          The holders of a majority of the Shares entitled to vote on any matter at a meeting present in person or by proxy shall constitute a quorum at such meeting of the Shareholders for purposes of conducting business on such matter. The absence from any meeting, in person or by proxy, of a quorum of Shareholders for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat, in person or by proxy, a quorum of Shareholders in respect of such other matters.

(b)           Subject to any provision of applicable law, this Declaration or a resolution of the Trustees specifying a greater or a lesser vote requirement for the transaction of any item of business at any meeting of Shareholders, (i) the affirmative vote of a majority of the Shares present in person or represented by proxy and entitled to vote on the subject matter shall be the act of the Shareholders with respect to such matter, and (ii) where a separate vote of one or more classes or series of Shares is required on any matter, the affirmative vote of a majority of the Shares of such class or series of Shares present in person or represented by proxy at the meeting shall be the act of the Shareholders of such class or series with respect to such matter.

11.5        Proxies, etc. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by properly executed proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers or employees of the Trust. No proxy shall be valid after the expiration of 11 months from the date thereof, unless otherwise provided in the proxy. Only Shareholders of record shall be entitled to vote. Each full Share shall be entitled to one vote and fractional Shares shall be entitled to a vote of such fraction. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, he or she may vote by his or her guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

11.6        Reports.

(a)          The Trustees shall cause to be prepared at least annually and more frequently to the extent and in the form required by law, regulation or any exchange on which Trust Shares are listed a report of operations containing a balance sheet and statement of income and undistributed income of the Trust prepared in conformity with generally accepted accounting principles and an opinion of an independent public accountant on such financial statements. Such annual report must also contain a breakdown of the costs reimbursed to the Adviser, if any. Copies of such reports shall be mailed to all Shareholders of record within the time required by the 1940 Act. The Trustees shall, in addition, furnish to the Shareholders at least semi-annually to the extent required by law, interim reports containing an unaudited balance sheet of the Trust as of the end of such period and an unaudited statement of income and surplus for the period from the beginning of the current fiscal year to the end of such period. The Board of Trustees shall also cause the Trust to prepare a quarterly statement to Shareholders providing material information regarding Shareholder participation in the distribution reinvestment plan and an annual statement providing tax information with respect to income earned on shares under the distribution reinvestment plan for the calendar year.

(b)          The Board of Trustees shall cause the Trust, upon request from any state official or agency or official administering the securities laws of such state (a “State Administrator”), to submit to such State Administrator the reports and statements required to be distributed to Shareholders pursuant to this Section 11.6.

11.7        Inspection of Records.

(a)           Any Shareholder with proper purpose may: (i) in person or by agent, on written request, inspect and obtain copies at all reasonable times the Trust’s books and records and ledger; and (ii) present to any officer of the Trust or its resident agent a written request for a statement of its affairs.

(b)          Any Shareholder with proper purpose may: (i) in person or by agent, on written request, inspect and copy at all reasonable times the books and records and ledger of the Trust; (ii) present to any officer or resident agent of the Trust a written request for a statement of its affairs; and (iii) in the event the Trust does not maintain the original or a duplicate ledger at its principal office, present to any officer or resident agent of the Trust a written request for the Shareholder List. As used in this Section 11.7, the term “Shareholder List” means an alphabetical list of names, addresses and business telephone numbers of the Shareholders of the Trust along with the number of equity shares held by each of them.

(c)          A copy of the Shareholder List, requested in accordance with this Section, shall be mailed within ten (10) days of the request and shall be printed in alphabetical order, on white paper, and in readily readable type size (no smaller than 10 point font). The Shareholder List shall be updated at least quarterly to reflect changes in the information contained therein.

(d)           The Trust may impose a reasonable charge for expenses incurred in reproduction pursuant to the Shareholder request. A holder of common shares may request a copy of the Shareholder List in connection with matters relating to Shareholders’ voting rights, the exercise of Shareholder rights under federal proxy laws or for any other proper and legitimate purpose. Each Shareholder who receives a copy of the Shareholder List shall keep such list confidential and shall sign a confidentiality agreement to the effect that such Shareholder will keep the Shareholder List confidential and share such list only with its employees, representatives or agents who agree in writing to maintain the confidentiality of the Shareholder List.

(e)           If the Adviser or Trustees neglect or refuse to exhibit, produce or mail a copy of the Shareholder List as requested, the Adviser and the Trustees shall be liable to any Shareholder requesting the list for the costs, including attorneys’ fees, incurred by that Shareholder for compelling the production of the Shareholder List, and for actual damages suffered by any Shareholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Shareholder List is to secure such list of Shareholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Shareholder relative to the affairs of the Trust. The Trust may require the Shareholder requesting the Shareholder List to represent that the list is not requested for a commercial purpose unrelated to the Shareholder’s interest in the Trust. The remedies provided hereunder to Shareholders requesting copies of the Shareholder List are in addition, to and shall not in any way limit, other remedies available to Shareholders under federal law, or the laws of any state.

11.8       Shareholder Action by Written Consent. Any action which may be taken by Shareholders by vote may be taken without a meeting if the holders entitled to vote thereon of the proportion of Shares required for approval of such action at a meeting of Shareholders pursuant to Section 11.4 consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

11.9       Suitability of Shareholders.

(a)           During any public offering of its Shares and until the earlier of a Liquidity Event or the date the Trust is no longer subject to the Omnibus Guidelines, the Trust and those selling shares on its behalf shall, with respect to share offers and sales in which they are broker of record, assure that such shares are offered and sold pursuant only to prospective investors who, in each case, meet the income and net worth “Suitability Standards” as specified in the Trust’s prospectus for the Shares (as the same may be amended or supplemented from time to time) and the Omnibus Guidelines.

(b)           The Sponsor or each Person selling common shares on behalf of the Trust shall make this determination on the basis of information it has obtained from a prospective Shareholder. Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective Shareholder, as well as any other pertinent factors.

(c)          The Sponsor or each Person selling common shares on behalf of the Trust shall maintain records of the information used to determine that an investment in common shares is suitable and appropriate for a Shareholder. The Sponsor or each Person selling common shares on behalf of the Trust shall maintain these records for at least six years.

11.10     Admission of Shareholders. In connection with the original sale of Shares, purchasers shall be admitted as Shareholders not later than the last day of the calendar month following the date their subscription was accepted by the Trust. Subsequent subscriptions shall be accepted or rejected by the Trust within 30 days of the receipt by the Trust of completed and executed subscription documents in good order. If the Trust rejects a subscription, the Trust will return to the subscriber the subscription documents and the related subscription monies without interest or deduction, within ten business days after such rejection.

Article XII

TERM OF EXISTENCE; TERMINATION OF
TRUST; AMENDMENT; MERGERS, ETC.

12.1       Duration. Subject to possible termination in accordance with the provisions of Section 12.2 hereof, the Trust shall have perpetual existence.

12.2       Termination.

(a)          The Trust may be dissolved only upon:

(i)             approval of not less than eighty percent (80%) of the Trustees, and shareholders of the Trust shall not be entitled to vote on the dissolution or plan of liquidation of the Trust under this Section 12.2(a)(i) except to the extent required by the 1940 Act; or

(ii)            upon the affirmative vote by the holders of a majority of the then outstanding Shares entitled to vote on the matter, without the necessity for concurrence by the Board.

(b)          Upon the dissolution of the Trust:

(i)             The Trust shall carry on no business except for the purpose of winding up its affairs.

(ii)            The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, merge where the Trust is not the survivor, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more Persons at public or private sale for consideration which may consist in whole or in part in cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, merger in which the Trust is not the survivor, transfer or other disposition of all or substantially all the Trust Property of the Trust shall require approval of the principal terms of the transaction and the nature and amount of the consideration by Shareholders with the same vote as required to open-end the Trust.

(iii)           After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly each, among the Shareholders according to their respective rights.

(c)           After the winding up and termination of the Trust and distribution to the Shareholders as herein provided, a majority of the Trustees or an authorized officer of the Trust shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination and shall execute and file a certificate of cancellation with the Secretary of State of the State of Delaware. Upon termination of the Trust, the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease.

(d)          The Trustees may, to the extent they deem appropriate, adopt a plan of liquidation at any time preceding the anticipated termination date, which plan of liquidation may set forth the terms and conditions for implementing the termination of the Trust’s existence under this Article XII. Shareholders of the Trust shall not be entitled to vote on or consent to the adoption of any such plan or the termination of the Trust’s existence under this Article XII.

(e)          Each class of Shares hereafter created shall have perpetual existence unless terminated upon:

(i)             The vote of the Board of Trustees; or

(ii)            The occurrence of a termination event pursuant to any Board of Trustees resolution establishing and designating such class of Shares.

12.3       Amendment Procedure.

(a)          Except as provided in subsection (b) of this Section 12.3, this Declaration may be amended, (i) after a majority of the Trustees have approved a resolution therefor, by the affirmative vote required by Section 11.4 of this Declaration, or (ii) upon a vote by the holders of a majority of the then outstanding Shares, without concurrence by the Trustees. The Trustees also may amend or supplement this Declaration without any vote of Shareholders of any class or series (i) to divide the Shares of the Trust into one or more classes or additional classes, or one or more series of any such class or classes, (ii) to determine the rights, powers, preferences, limitations and restrictions of any class or series of Shares, (iii) to change the name of the Trust or any class or series of Shares, (iv) to make any change that does not adversely affect the relative rights or preferences of any Shareholder, as they may deem necessary, (v) to conform this Declaration to the requirements of the 1940 Act or any other applicable federal laws or regulations including pursuant to Section 7.2 or the requirements of the regulated investment company provisions of the Code, or (vi) to comply or conform this Declaration as necessary to satisfy any Omnibus Guidelines or the statutes, rules, regulations or requests of any state securities regulator, or otherwise necessary for the Trust to publicly offer Shares in any state as determined by the Trustees in good faith; but the Trustees shall not be liable for failing to do so.

(b)            No amendment or waiver of any provision of this Declaration which adversely affects the Delaware Trustee shall be effective against it without its prior written consent. Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, Delaware Trustee, officers, employees and agents of the Trust or to permit assessments upon Shareholders.

(c)           An amendment duly adopted by the requisite vote of the Board of Trustees and/or the Shareholders as aforesaid, shall become effective at the time of such adoption or at such other time as may be designated by the Board of Trustees or Shareholders, as the case may be. A certification signed by any Trustee or an authorized officer of the Trust setting forth an amendment and reciting that it was duly adopted by the Trustees and, if required, the Shareholders as aforesaid, or a copy of the Declaration, as amended, shall be conclusive evidence of such amendment when lodged among the records of the Trust or at such other time designated by the Trustees.

(d)           Notwithstanding any other provision hereof, until such time as a Registration Statement under the Securities Act of 1933, as amended, covering the first public offering of Shares of the Trust shall have become effective, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

12.4       Merger, Consolidation and Sale of Assets.

(a)           The Trust may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of the Trust Property or the property, including its good will, upon such terms and conditions and for such consideration when and as authorized by two-thirds of the Trustees and approved by a Majority Shareholder Vote and any such merger, consolidation, sale, lease or exchange shall be determined for all purposes to have been accomplished under and pursuant to the statutes of the State of Delaware.

(b)           Shareholders may cause the Trust to sell all or substantially all of the Trust’s assets other than in the ordinary course of the Trust’s business upon the affirmative vote of the holders of a majority of the then outstanding Shares entitled to vote on the matter, without concurrence by the Board of Trustees.

12.5       Subsidiaries. Without approval by Shareholders, the Trustees may cause to be organized or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations to take over any or all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer all or a portion of the Trust Property to any such corporation, trust, limited liability company, association or organization in exchange for the shares or securities thereof, or otherwise, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, limited liability company, partnership, association or organization, or any corporation, partnership, trust, limited liability company, association or organization in which the Trust holds or is about to acquire shares or any other interests.

12.6       Conversion. Notwithstanding any other provisions of this Declaration or the By- Laws of the Trust, a favorable vote of a majority of the Trustees then in office followed by the favorable vote of the holders of not less than seventy-five percent (75%) of the Shares of each affected class or series outstanding, voting as separate classes or series, shall be required to approve, adopt or authorize an amendment to this Declaration that makes the Shares a “redeemable security” as that term is defined in the 1940 Act, unless such amendment has been approved by eighty percent (80%) of the Trustees, in which case approval by a Majority Shareholder Vote shall be required. Upon the adoption of a proposal to convert the Trust from a “closed-end company” to an “open-end company” as those terms are defined by the 1940 Act and the necessary amendments to this Declaration to permit such a conversion of the Trust’s outstanding Shares entitled to vote, the Trust shall, upon complying with any requirements of the 1940 Act and state law, become an “open-end” investment company. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the Shares otherwise required by law, or any agreement between the Trust and any national securities exchange.

Article XIII

INVESTMENT OBJECTIVE AND LIMITATIONS

13.1       Investment Objective. The Trust’s investment objective is to target high risk-adjusted returns produced primarily from current income generated by investing primarily in directly originated, senior secured corporate debt instruments. The Trustees shall have power with respect to the Trust to manage, conduct, operate and carry on the business of a business development company. The Independent Trustees shall review the investment policies of the Trust with sufficient frequency (not less often than annually) to determine that the policies being followed by the Trust are in the best interests of its Shareholders. Each such determination and the basis therefor shall be set forth in the minutes of the meetings of the Board of Trustees.

13.2       Investments, Generally. All transactions entered into by the Trust shall be consistent with the investment permissions and limitations as established for business development companies under the 1940 Act, including any applicable exemptive orders that have been or may be issued in the future by the SEC.

13.3       Investments in Programs. For purposes of this Section, “Program” shall be defined as a limited or general partnership, joint venture, unincorporated association or similar organization, other than a corporation, formed and operated for the primary purpose of investment in and the operation of or gain from and interest in the assets to be acquired by such entity. A Program shall not include (and nothing in this Declaration shall prevent) investments by the Trust directly in a master fund in a master/feeder fund structure permissible under the 1940 Act. A Program shall not include an Eligible Portfolio Company as defined by the 1940 Act.

(a)           The Trust shall not invest in Programs with non-Affiliates that own and operate specific assets, unless the Trust, alone or together with any publicly registered Affiliate of the Trust meeting the requirements of subsection (b) below, acquires a controlling interest in such a Program, but in no event shall the Adviser or any of its affiliates be entitled to duplicate fees. For purposes of this Section, “controlling interest” means an equity interest possessing the power to direct or cause the direction of the management and policies of the Program, including the authority to: (i) review all contracts entered into by the Program that will have a material effect on its business or assets; (ii) cause a sale or refinancing of the assets or its interest therein subject, in certain cases where required by the Program agreement, to limits as to time, minimum amounts and/or a right of first refusal by the Program or consent of the Program; (iii) approve budgets and major capital expenditures, subject to a stated minimum amount; (iv) veto any sale or refinancing of the assets, or alternatively, to receive a specified preference on sale or refinancing proceeds; and (v) exercise a right of first refusal on any desired sale or refinancing by the Program of its interest in the assets, except for transfer to an Affiliate of the Program.

(b)           The Trust shall have the authority to invest in Programs with other publicly registered Affiliates of the Trust if all of the following conditions are met: (i) the Affiliate and the Trust have substantially identical investment objectives; (ii) there are no duplicate fees to the Adviser or any of its affiliates; (iii) the compensation payable by the Program to the Adviser in each Trust that invests in such Program is substantially identical; (iv) each of the Trust and the Affiliate has a right of first refusal to buy if the other party wishes to sell assets held in the joint venture; (v) the investment of each of the Trust and its Affiliate is on substantially the same terms and conditions; and (vi) any prospectus of the Trust in use or proposed to be used when such an investment has been made or is contemplated discloses the potential risk of impasse on joint venture decisions since neither the Trust nor its Affiliate controls the Program, and the potential risk that while the Trust or its Affiliate may have the right to buy the assets from the Program, it may not have the resources to do so.

(c)           The Trust shall have the authority to invest in Programs with Affiliates other than publicly registered Affiliates of the Trust only if all of the following conditions are met: (i) the investment is necessary to relieve the Adviser from any commitment to purchase the assets entered into in compliance with Section 14.1 prior to the closing of the offering period of the Trust; (ii) there are no duplicate fees to the Adviser or any of its affiliates; (iii) the investment of each entity is on substantially the same terms and conditions; (iv) the Trust has a right of first refusal to buy if the Adviser wishes to sell assets held in the joint venture; and (v) any prospectus of the Trust in use or proposed to be used when such an investment has been made or is contemplated discloses the potential risk of impasse on joint venture decisions.

(d)           The Trust may be structured to conduct operations through separate single-purpose entities managed by the Adviser (multi-tier arrangements); provided, that the terms of any such arrangements do not result in the circumvention of any of the requirements or prohibitions contained herein or under applicable federal or state securities laws. Any agreements regarding such arrangements shall accompany any prospectus of the Trust, if such agreement is then available, and the terms of such agreement shall contain provisions assuring that all of the following restrictions apply: (i) there will be no duplication or increase in Organization and Offering Expenses of the Trust, fees payable to the Adviser, program expenses or other fees and costs; (ii) there will be no substantive alteration in the fiduciary and contractual relationship between the Adviser, the Trust and the Shareholders; and (iii) there will be no diminishment in the voting rights of the Shareholders.

(e)           Other than as specifically permitted in subsections (b), (c) and (d) above, the Trust shall not invest in Programs with Affiliates.

(f)            Unless otherwise permitted by the 1940 Act or applicable guidance or exemptive relief of the SEC, the Trust shall be permitted to invest in general partnership interests of limited partnership Programs only if the Trust, alone or together with any publicly registered Affiliate of the Trust meeting the requirements of subsection (b) above, acquires a “controlling interest” as defined in subsection (a) above, the Adviser is not entitled to any duplicate fees, no additional compensation beyond that permitted under applicable law is paid to the Adviser, and the limited partnership Program agreement or other applicable agreement complies with this Section 13.3(f).

13.4       Other Goods or Services.

(a)           The Trust may accept other goods or other services provided by the Adviser in connection with the operation of assets, subject to the restrictions contained in the 1940 Act, provided that: (i) the Adviser determines such self-dealing arrangement is in the best interest of the Trust; (ii) the terms pursuant to which all such goods or services are provided to the Trust by the Adviser shall be embodied in a written contract, the material terms of which must be fully disclosed to the Shareholders; (iii) the written contract may only be modified by vote of holders of a majority of the then outstanding Shares entitled to vote on the matter; and (iv) the contract shall contain a clause allowing termination without penalty on sixty (60) days’ prior notice. Without limitation to the foregoing, arrangements to provide such goods or other services must meet all of the following criteria: (X) the Adviser must be independently engaged in the business of providing such goods or services to persons other than its Affiliates and at least thirty-three percent (33%) of the Adviser’s associated gross revenues must come from persons other than its Affiliates; (Y) the compensation, price or fee charged for providing such goods or services must be comparable and competitive with the compensation, price or fee charged by persons other than the Adviser in the same geographic location who provide comparable goods or services which could reasonably be made available to the Trust; and (Z) except in extraordinary circumstances, the compensation and other material terms of the arrangement must be fully disclosed to the Shareholders. Extraordinary circumstances are limited to instances when immediate action is required and the goods or services are not immediately available from persons other than the Adviser.

(b)           Notwithstanding the foregoing subsection (a)(X), if the Adviser is not engaged in the business to the extent required by such clause, the Adviser may provide to the Trust other goods or other services if all of the following additional conditions are met: (i) the Adviser can demonstrate the capacity and capability to provide such goods or services on a competitive basis; (ii) the goods or services are provided at the lesser of cost or the competitive rate charged by persons other than the Adviser in the same geographic location who are in the business of providing comparable goods or services; (iii) the cost is limited to the reasonable necessary and actual expenses incurred by the Adviser on behalf of the Trust in providing such goods or services, exclusive of expenses of the type which may not be reimbursed under applicable federal or state securities laws; and (iv) expenses are allocated in accordance with generally accepted accounting principles and are made subject to any special audit required by applicable federal and state securities laws.

13.5       Borrowing Money or Utilizing Leverage. The Trustees shall have the power to cause the Trust to borrow money or otherwise obtain credit or utilize leverage to the maximum extent permitted by law or regulation as such may be needed from time to time and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust, including the lending of portfolio securities, and to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other person, firm, association or corporation. In addition and notwithstanding any other provision of this Declaration, the Trust is hereby authorized to borrow funds, incur indebtedness and guarantee obligations of any Person, and in connection therewith, to the fullest extent permitted by law, the Trustees, on behalf of the Trust, are hereby authorized to pledge, hypothecate, mortgage, assign, transfer or grant security interests in or other liens on (i) the Shareholders’ subscription agreements and the Shareholders’ obligations to make capital contributions thereunder and hereunder, and (ii) any other assets, rights or remedies of the Trust or of the Trustees hereunder or under the subscription agreements, including without limitation, the right to issue capital call notices and to exercise remedies upon a default by a Shareholder in the payment of its capital contributions and the right to receive capital contributions and other payments, subject to the terms hereof and thereof. Notwithstanding any provision in this Declaration, (i) the Trust may borrow funds, incur indebtedness and enter into guarantees together with one or more Persons on a joint and several basis or on any other basis that the Board of Trustees, in its sole discretion, determines is fair and reasonable to the Trust, and (ii) in connection with any borrowing, indebtedness or guarantee by the Trust, all capital contributions shall be payable to the account of the Trust designated by the Board of Trustees, which may be pledged to any lender or other credit party of the Trust. All rights granted to a lender pursuant to this Section 13.5 shall apply to its agents and its successors and permitted assigns.

13.6       Reinvestment of Proceeds. The Trust may reinvest proceeds resulting from the sale or refinancing of Trust assets, provided that sufficient cash will be distributed to pay state and federal income tax, if any, (assuming investors are in a specified tax bracket as determined by the Trustees) created by the sale or refinancing of such assets.

Article XIV

CONFLICTS OF INTEREST

14.1       Sales and Leases to the Trust. Unless otherwise permitted by the 1940 Act or applicable guidance or exemptive relief of the SEC, the Trust shall not purchase or lease assets in which the Sponsor or any Affiliate thereof has an interest unless all of the following conditions are met: (a) the transaction is fully disclosed to the Shareholders either in a prospectus or periodic report filed with the SEC or otherwise, and the transaction occurs at the formation of the Trust; and (b) the assets are sold or leased upon terms that are reasonable to the Trust and at a price not to exceed the lesser of cost or fair market value as determined by an Independent Expert. Notwithstanding anything to the contrary in this Section 14.1, the Sponsor may purchase assets in its own name (and assume loans in connection therewith) and temporarily hold title thereto, for the purposes of facilitating the acquisition of the assets, the borrowing of money, obtaining financing for the Trust, or the completion of construction of the assets, provided that all of the following conditions are met: (i) the assets are purchased by the Trust at a price no greater than the cost of the assets to the Sponsor; (ii) all income generated by, and the expenses associated with, the assets so acquired shall be treated as belonging to the Trust; and (iii) there are no other benefits arising out of such transaction to the Sponsor.

14.2       Sales and Leases to the Sponsor, Trustees or Affiliates. Unless otherwise permitted by the 1940 Act or applicable guidance or exemptive relief of the SEC, the Trust shall not sell assets to the Sponsor or any Affiliate thereof unless such sale is duly approved by the holders of a majority of the then outstanding Shares entitled to vote on the Matter. The Trust shall not lease assets to the Adviser or any Trustee or Affiliate thereof unless all of the following conditions are met: (i) the transaction is fully disclosed to the Shareholders either in a periodic report filed with the SEC or otherwise, and the transaction occurs at the formation of the Trust; and (ii) the terms of the transaction are fair and reasonable to the Trust.

14.3       Loans. Unless otherwise permitted by the 1940 Act or applicable guidance or exemptive relief of the SEC and except for the advancement of funds pursuant to Section 6.2, no loans, credit facilities, credit agreements or otherwise shall be made by the Trust to the Sponsor or any Affiliate thereof.

14.4       Commissions on Financing, Refinancing or Reinvestment. Unless otherwise permitted by the 1940 Act or applicable guidance or exemptive relief of the SEC, the Trust shall not pay, directly or indirectly, a commission or fee to the Sponsor or any Affiliate thereof (except as otherwise specified in this Article XIV) in connection with the reinvestment of cash available for distribution and available reserves or of the proceeds of the resale, exchange or refinancing of assets.

14.5       Rebates, Kickbacks and Reciprocal Arrangements. The Trust shall cause the Sponsor to agree that it shall not receive or accept any rebate or give-ups or similar arrangement that is prohibited under applicable federal or state securities laws. The Trust shall cause the Sponsor to agree that it shall not participate in any reciprocal business arrangement that would circumvent provisions of applicable federal or state securities laws governing conflicts of interest or investment restrictions, including any arrangement that would circumvent the restrictions of the NASAA Omnibus Guidelines, or enter into any agreement, arrangement or understanding that would circumvent the restrictions against dealing with affiliates or promoters under applicable federal or state securities laws. The Trust shall cause the Sponsor to agree that it shall not directly or indirectly pay or award any fees or commissions or other compensation to any Person engaged to sell Shares or give investment advice to a potential Shareholder; provided, however, that this Section 14.5 shall not prohibit the payment to a registered broker-dealer or other properly licensed agent of normal sales commissions or other compensation (including cash compensation and non-cash compensation (as such terms are defined under FINRA Rule 2310)) for selling or distributing Shares, including out of the Sponsor’s own assets, including those amounts paid to the Sponsor under the Advisory Agreement.

14.6       Commingling. The funds of the Trust shall not be commingled with the funds of any other Person. Nothing in this Section 14.7 shall prohibit the Sponsor, subject to the requirements of the 1940 Act, from establishing a master fiduciary account pursuant to which separate sub-trust accounts are established for the benefit of affiliated programs, provided that the Trust’s funds are protected from the claims of other programs and creditors of such programs.

14.7       Exchanges. The Trust may not acquire assets in exchange for Shares of the Trust without approval of a majority of the Board of Trustees, including a majority of the Independent Trustees with consideration to an independent appraisal of such assets.

14.8       Other Transactions. Unless otherwise permitted by the 1940 Act or applicable guidance or exemptive relief of the SEC, the Trust shall not engage in any other transaction with the Sponsor or a Trustee or Affiliate thereof unless: (a) such transaction complies with all applicable law and (b) a majority of the Trustees (including a majority of the Independent Trustees) not otherwise interested in such transaction approve such transaction as fair and reasonable to the Trust and on terms and conditions not less favorable to the Trust than those available from non-Affiliated third parties.

14.9       Lending Practices. On financings made available to the Trust by the Sponsor, the Sponsor may not receive interest in excess of the lesser of the Sponsor’s cost of funds or the amounts that would be charged by unrelated lending institutions on comparable loans for the same purpose. The Sponsor shall not impose a prepayment charge or penalty in connection with such financings and the Sponsor shall not receive points or other financing charges. The Sponsor shall be prohibited from providing permanent financing for the Trust. For purposes of this Section 14.8, “permanent financing” shall mean any financing with a term in excess of twelve (12) months.

14.10     No Exclusive Agreement. The Trust shall not grant or entitle the Sponsor to an exclusive right to sell or exclusive employment to sell assets for the Trust.

Article XV

ROLL-UP TRANSACTIONS

15.1       Roll-up Transactions.

(a)          In connection with any proposed Roll-Up Transaction, an appraisal of all of the Trust’s assets shall be obtained from a competent Independent Expert. The Trust’s assets shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of the assets over a twelve-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Trust and the Shareholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to Shareholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the Person sponsoring the Roll-Up Transaction shall offer to Shareholders who vote against the proposed Roll-Up Transaction the choice of:

(i)           accepting the securities of a Roll-Up Entity offered in the proposed Roll-Up Transaction. If the appraisal will be included in a Prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchanges Commission and the State Securities Administrator as an exhibit to the Registration Statement for the offering. Accordingly, an issuer using the appraisal shall be subject to liability for violation of Section 11 of the Securities Act of 1933 and comparable provisions under State law for any material misrepresentation or material omissions in the appraisal; or

(ii)          one of the following:

(1)            remaining as Shareholders and preserving their interests therein on the same terms and conditions as existed previously; or

(2)            receiving cash in an amount equal to the Shareholder’s pro rata share of the appraised value of the net assets of the Trust.

(b)          The Trust is prohibited from participating in any proposed Roll-Up Transaction:

(i)           that would result in Shareholders having voting rights in a Roll-Up Entity that are less than the democracy and other voting rights provided for in Sections 11.1, 11.2, 12.2 and 12.4 hereof or Section 3(b) of Article I of our By-Laws;

(ii)           that includes provisions that would operate as a material impediment to, or frustration of, the accumulation of capital stock by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the capital stock held by that investor;

(iii)          in which the investor’s rights to access of records of the Roll-Up Entity will be less than those described in Section 11.7 hereof; or

(iv)          in which any of the costs of the Roll-Up Transaction would be borne by the Trust if the Roll-Up Transaction is rejected by the Shareholders.

Article XVI

MISCELLANEOUS

16.1       Filing.

(a)           This Declaration and any amendment or supplement hereto shall be filed in such places as may be required or as the Trustees deem appropriate. Each amendment or supplement shall be accompanied by a certificate signed and acknowledged by a Trustee stating that such action was duly taken in a manner provided herein, and shall, upon insertion in the Trust’s minute book, be conclusive evidence of all amendments contained therein. A restated Declaration, containing the original Declaration and all amendments and supplements theretofore made, may be executed from time to time by a majority of the Trustees and shall, upon insertion in the Trust’s minute book, be conclusive evidence of all amendments and supplements contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments and supplements thereto.

(b)           The Trustees hereby authorize and direct a Certificate of Trust, in the form attached hereto as Exhibit A, to be executed and filed with the Office of the Secretary of State of the State of Delaware in accordance with the Delaware Statutory Trust Act.

16.2       Governing Law. This Declaration is executed by the Trustees and delivered in the State of Delaware and with reference to the laws thereof, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to laws of said State and reference shall be specifically made to the Delaware General Corporation Law as to the construction of matters not specifically covered herein or as to which an ambiguity exists, although such law shall not be viewed as limiting the powers otherwise granted to the Trustees hereunder and any ambiguity shall be viewed in favor of such powers.

16.3       Derivative Actions. No person, other than a Trustee, who is not a Shareholder shall be entitled to bring any derivative action, suit or other proceeding on behalf of the Trust. In addition to the requirements set forth in Section 3816 of the Statutory Trust Act, a Shareholder may bring a derivative action on behalf of the Trust only if the following conditions are met: (i) the Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed; and a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Trustees, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not “independent trustees” (as that term is defined in the Statutory Trust Act); and (ii) unless a demand is not required under clause (i) of this paragraph, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request. This Section 16.3 does not apply to any claim under the U.S. federal securities laws.

16.4       Jurisdiction and Waiver of Jury Trial.

(a)           Each Trustee, each officer and each person legally or beneficially owning a Share or an interest in a Share of the Fund (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, including Section 3804(e) of the Delaware Statutory Trust Statute, (i) irrevocably agrees that any claims, suits, actions or proceedings asserting a claim arising out of or relating in any way to the Fund or the Shares, the Delaware Statutory Trust Statute or the Declaration of Trust (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (A) the provisions of the Declaration of Trust, (B) the duties (including fiduciary duties), obligations or liabilities of the Fund to the Shareholders or the Board of Trustees, or of officers or the Board of Trustees to the Fund, to the shareholders or each other, (C) the rights or powers of, or restrictions on, the Fund, the officers, the Board of Trustees or the Shareholders, (D) any provision of the Delaware Statutory Trust Statute or other laws of the State of Delaware pertaining to trusts made applicable to the Fund pursuant to Section 3809 of the Delaware Statutory Trust Statute or (E) any other instrument, document, agreement or certificate contemplated by any provision of the Delaware Statutory Trust Statute or the Declaration of Trust relating in any way to the Fund (regardless, in each case, of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds or (z) are derivative or direct claims)), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, the Superior Court of the State of Delaware, (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding, (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum or (C) the venue of such claim, suit, action or proceeding is improper, (iv) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (iv) hereof shall affect or limit any right to serve process in any other manner permitted by law and (v) IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUCH CLAIM, SUIT, ACTION OR PROCEEDING TO THE FULLEST EXTENT PERMITTED BY LAW. This Section 16.4(a) does not apply to any claim under the U.S. federal or state securities laws.

(b)           All Shareholders and other such Persons agree that service of summons, complaint or other process in connection with any proceedings may be made by registered or certified mail or by overnight courier addressed to such Person at the address shown on the books and records of the Trust for such Person or at the address of the Person shown on the books and records of the Trust with respect to the Shares that such Person claims an interest in. Service of process in any such suit, action or proceeding against the Trust or any Trustee or officer of the Trust may be made at the address of the Trust’s registered agent in the State of Delaware. Any service so made shall be effective as if personally made in the State of Delaware.

16.5       Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

16.6       Agreement to be Bound. EVERY PERSON, BY VIRTUE OF HAVING BECOME A SHAREHOLDER IN ACCORDANCE WITH THE TERMS OF THIS DECLARATION OF TRUST AND THE BYLAWS, AS AMENDED FROM TIME TO TIME, SHALL BE DEEMED TO HAVE EXPRESSLY ASSENTED AND AGREED TO THE TERMS OF, AND SHALL BE BOUND BY, THIS DECLARATION OF TRUST AND THE BYLAWS.

16.7       Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust, or of any recording office in which this Declaration may be recorded, appears to be a Trustee hereunder, certifying to: (a) the number or identity of Trustees or Shareholders, (b) the name of the Trust, (c) the due authorization of the execution of any instrument or writing, (d) the form of any vote passed at a meeting of Trustees or Shareholders, (e) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (f) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees, or (g) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees and their successors.

16.8       Provisions in Conflict with Law or Regulation.

(a)            The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

(b)           If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.

/s/ Eric J. Draut
Eric J. Draut
Trustee

/s/ Andrea Petro
Andrea Petro
Trustee

/s/ Maureen Usifer
Maureen Usifer
Trustee

/s/ John Perlowski
John Perlowski
Trustee

/s/ Rajneesh Vig
Rajneesh Vig
Trustee

Delaware Trustee:

The Corporation Trust Company,
not in its individual capacity but solely as Delaware trustee

By:	/s/ Jennifer A. Schwartz
Jennifer A. Schwartz
Assistant Vice President

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